SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2000

PEASE OIL AND GAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada
(State of other jurisdiction of incorporation)

0-6580
(Commission File Number)

87-0285520
(I.R.S. Employer Identification No.)

751 Horizon Court, Suite 203,
Grand Junction, Colorado 81506-8718
(Address of principal executive
offices including zip code)

(970) 245-5917
     (Registrant's telephone number,
including area code)

Item 5. OTHER EVENTS.

        The Registrant has announced that it has terminated the Plan and Agreement of Merger with Carpatsky Petroleum, Inc. and restructured its outstanding convertible preferred stock in a news release, a copy is identified below and attached as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

                            (c) Exhibits

Exhibit	10.1 Termination Agreement with Carpatsky Petroleum, Inc. dated November 7, 2000.

Exhibit	10.2 Certificate of Designation of Series C Redeemable 5% Cumulative Preferred Stock of Pease Oil and Gas Company, as filed November 6, 2000.

Exhibit	10.3 Preferred Stock Exchange Agreement, dated effective November 1, 2000.

Exhibit	10.4 Preferred Stock Surrender Agreement, dated effective November 1, 2000.

Exhibit	10.5 Form of Warrant.

Exhibit	99.1 News Release dated November 8, 2000.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             PEASE OIL AND GAS COMPANY

Dated         November 8, 2000                           By: /s/ Patrick J. Duncan
                                                                                    Patrick J. Duncan, President